The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the GEARS Strategies product supplement, the index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated March 5, 2018

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-204908

(To Prospectus dated April 29, 2016,

Index Supplement dated April 29, 2016 and

Product Supplement dated November 4, 2016)

UBS AG $n Capped Buffer GEARS
Linked to the Russell 2000® Index due on or about June 1, 2021

Investment Description

UBS AG Capped Buffer GEARS (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the performance of the Russell 2000® Index (the “underlying asset”). The amount you receive at maturity will be based on the direction and extent of change in the level of the underlying asset from the initial level, which is the closing level of the underlying asset on March 2, 2018, to the final level (the “underlying performance factor”) and whether the final level is less than 80% of the initial level (the “downside threshold”). The “final level” will be the arithmetic average of the closing level on each trading day during the “valuation period”, which is the period specified under “— Key Dates” below. If the final level is equal to or greater than the downside threshold of 80% of the initial level, UBS will pay you a cash payment per Security equal to the principal amount plus a percentage return equal to the lesser of (a) the product of (i) the underlying performance factor minus the adjustment factor of 0.80 multiplied by (ii) the upside gearing of 3.84 and (b) the maximum gain of 19.20%. If, however, the final level is less than the downside threshold of 80% of the initial level, UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the final level is less than the initial level in excess of 20% (the “buffer”) and, in extreme situations, you could lose 80% your initial investment. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose up to 80% your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features
[_] Exposure to Performance of the Underlying Asset up to the Maximum Gain: At maturity, if the final level is equal to or greater than the downside threshold of 80% of the initial level, the Securities provide exposure to any positive increase in excess of the downside threshold at the upside gearing of 3.84, up to the maximum gain of 19.20%.
[_] Contingent Repayment of Principal at Maturity with Potential for Buffered Downside Market Exposure: If the final level is less than the 80% of the initial level, at maturity, UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss equal to the percentage that the final level is less than the initial level in excess of the buffer of 20% and, in extreme situations, you could lose 80% of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.
Key Dates*
Trade Date**	March 5, 2018
Settlement Date**	March 8, 2018
Valuation Period	February 26, 2021 through Final Valuation Date
Final Valuation Date	May 27, 2021
Maturity Date	June 1, 2021
* Expected. See page 2 for additional details.
** We expect to deliver the Securities against payment on or about the third business day following the trade date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two business days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have downside market risk similar to an investment in the underlying asset subject to the buffer. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-23 of the GEARS Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on your Securities. You may lose up to 80% of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

These preliminary terms relate to the Securities. The initial level is the closing level of the underlying asset on March 2, 2018 and the maximum gain, maximum payment at maturity, downside threshold, buffer and upside gearing were all determined on March 2, 2018. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity”. The final terms of the Securities will be determined on the trade date. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Asset	Bloomberg Ticker	Maximum Gain	Maximum Payment at Maturity	Initial Level	Downside Threshold	Buffer	Upside Gearing	CUSIP	ISIN
Russell 2000® Index	RTY	19.20%	$11.92 per Security	1,533.172	1,226.538, which 80% of the initial level	20%	3.84	90280Y610	US90280Y6106

The estimated initial value of the Securities as of the trade date is expected to be between $9.506 and $9.806. The range of the estimated initial value of the Securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 5 and 6 herein.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the GEARS Strategies product supplement relating to the Securities, dated November 4, 2016, the accompanying prospectus and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the GEARS Strategies product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the Russell 2000® Index	$n	$10.00	$n	$0.10	$n	$9.90

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by an index supplement and a product supplement for the Securities), with the Securities and Exchange Commission (the “SEC”), for the Securities to which this document relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	GEARS Strategies product supplement dated November 4, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000091412116001629/ub35597340-424b2.htm

♦	Index Supplement dated April 29, 2016: https://www.sec.gov/Archives/edgar/data/1114446/000091412116001629/ub35597340-424b2.htm
♦	Prospectus dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Securities” refer to the Capped Buffer GEARS that are offered hereby, unless the context otherwise requires. Also, references to the “GEARS Strategies product supplement” mean the UBS product supplement, dated November 4, 2016, references to the “index supplement” mean the UBS index supplement, dated April 29, 2016 and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated April 29, 2016.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the GEARS Strategies product supplement, the index supplement or this document, the following hierarchy will govern: first, this document; second, the GEARS Strategies product supplement; third, the index supplement; and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of almost all of your initial investment.
♦	You understand and accept that you will be exposed to the market risk of the underlying asset and the stocks comprising the underlying asset (the “underlying equity constituents”) and that you may lose up to 80% of your initial investment if the final level is less than the downside threshold (80% of the initial level).
♦	You believe that the final level will be greater than the downside threshold (80% of its initial level) and that the percentage of appreciation is unlikely to exceed the maximum gain of 19.20%.
♦	You understand and accept that your potential return is limited to the maximum gain of 19.20% and you would be willing to invest in the Securities based on such maximum gain.
♦	You would be willing to invest in the Securities based on the upside gearing of 3.84 and the downside threshold of 80%.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset, subject to the buffer.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying equity constituents.
♦	You understand and are willing to accept the risks associated with the underlying asset.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦	You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of almost all of your initial investment.
♦	You require an investment designed to provide a full return of principal.
♦	You do not understand or are unwilling to accept that you will be exposed to the market risk of the underlying asset and the underlying equity constituents or that you may lose up to 80% of your initial investment if the final level is less than the downside threshold (80% of the initial level).
♦	You cannot tolerate a loss of up to 80% of your initial investment or are unwilling to make an investment that may have downside market risk similar to a hypothetical direct investment in the underlying asset or the underlying equity constituents, subject to the buffer.
♦	You believe that the level of the underlying asset will decline during the term of the Securities and that the final level is likely to be less than the downside threshold (80% of the initial level), or you believe that the level of the underlying asset will appreciate over the term of the Securities by more than the maximum gain of 19.20%.
♦	You seek an investment that has unlimited return potential without a cap on appreciation, or you would be unwilling to invest in the Securities based on the maximum gain of 19.20%.
♦	You would be unwilling to invest in the Securities based on the upside gearing of 3.84 or downside threshold of 80%.
♦	You do not understand or are not willing to accept the risks associated with the underlying asset.
♦	You seek current income from your investment or prefer to receive any dividends paid on the underlying equity constituents.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Asset” herein for more information on the underlying asset. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the GEARS Strategies product supplement for risks related to an investment in the Securities.

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Preliminary Terms

Issuer	UBS AG, London Branch
Principal Amount	$10 per Security
Term	Approximately 39 months. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the valuation period, final valuation date and maturity date to ensure that the stated term of the Securities remains the same.
Underlying Asset	The Russell 2000® Index
Maximum Gain & Maximum Payment at Maturity	The maximum gain is 19.20%, which results in a maximum payment at maturity of $11.92 per Security.
Upside Gearing	3.84. References in the GEARS Strategies product supplement to the “maximum interval participation rate” will also apply to the upside gearing as defined herein.
Buffer	20%
Adjustment Factor	0.80, which is equal to the quotient of the downside threshold divided by the corresponding initial level. References in the GEARS Strategies product supplement to the “interval adjustment factor” will also apply to the adjustment factor as defined herein.
Underlying Performance Factor	The quotient of the following formula: Final Level Initial Level
Initial Level(1)	The closing level of the underlying asset on March 2, 2018. The initial level is not the closing level of the underlying asset on the trade date.
Final Level(1)	The arithmetic average of the closing level on each trading day during the valuation period.

Payment at Maturity (per Security)

If the final level is equal to or greater than the downside threshold (80% of the initial level), UBS will pay you cash payment equal to:

$10 × (1 + the lesser of (a) [(Underlying Performance Factor – Adjustment Factor of 0.80) x Upside Gearing of 3.84] and (b) Maximum Gain of 19.20)

If the final level is less than the downside threshold (80% of the initial level), UBS will pay you a cash payment that is less than your principal amount, equal to:

$10 × (Underlying Performance Factor + Buffer of 20%)

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the final level is less than the initial level in excess of the buffer of 20%. You may lose almost all of your initial investment.

Downside Threshold(1)	A specified level of the underlying asset that is less than the initial level, equal to 80% of the initial level as indicated on the cover hereof.
Valuation Period	Each trading day from and including February 26, 2021 through and including May 27, 2021, subject to postponement as described under “General Terms of Securities — Market Disruption Events” in the GEARS product supplement.
Final Valuation Date	May 27, 2021, subject to postponement as described under “General Terms of Securities — Market Disruption Events” in the GEARS product supplement.

(1) As determined by the calculation agent and as may be adjusted as described under “General Terms of the Securities — Discontinuance of or adjustments to an Underlying Index; Alteration of Method of Calculation” in the GEARS Strategies product supplement.

2

Investment Timeline

Trade Date	The initial level was observed and the terms of the Securities were determined on March 2, 2018.
↓
Valuation Period	The closing level of the underlying asset is observed on each trading day during the valuation period. The final level is calculated on the final valuation date.
↓
Maturity Date

If the final level is equal to or greater than the downside threshold (80% of the initial level), UBS will pay you cash payment equal to:

$10 × (1 + the lesser of (a) [(Underlying Performance Factor – Adjustment Factor of 0.80) x Upside Gearing of 3.84] and (b) Maximum Gain of 19.20%)

If the final level is less than the downside threshold (80% of the initial level), UBS will pay you a cash payment that is less than your principal amount, equal to:

$10 × (Underlying Performance Factor + Buffer of 20%)

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the final level is less than the initial level in excess of the buffer of 20%. You may lose up to 80% of your principal amount.

Investing in the Securities involves significant risks. You may lose up to 80% your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

3

Key Risks

An investment in the Securities involves significant risks. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the GEARS Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities. If the final level is less than the downside threshold (80% of the initial level), you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer of 20% and, in extreme situations, you could lose up to 80% of your initial investment.
♦	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The stated payout by the issuer is available only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset at that time is equal to or greater than the downside threshold (equal to 80% of the initial level).
♦	The participation in the performance of the underlying asset applies only at maturity — At maturity, if the final level is equal to or greater than the downside threshold of 80% of the initial level, the Securities provide exposure to any final level at the upside gearing of 3.84, up to the maximum gain of 19.20%. You can receive the full benefit of such participation in the performance of the underlying asset from UBS only if you hold your Securities to maturity.
♦	Your potential return on the Securities is limited by the maximum gain of 19.20% — The return potential of the Securities is limited to the maximum gain of 19.20%. Therefore, you will not benefit from any performance of the underlying asset that provides a percentage return on your initial investment exceeding the maximum gain of 19.20%, and your return may be less than that of a hypothetical direct investment in the underlying asset or the underlying equity constituents.
♦	The upside gearing of 3.84 applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside gearing of 3.84, and the percentage return you realize may be less than the product of (a) (i) the underlying performance factor minus (ii) the adjustment factor of 0.80, multiplied by (b) the upside gearing of 3.84, even if such return is positive and does not exceed the maximum gain of 19.20%. You can receive the full benefit of the upside gearing of 3.84, subject to the maximum gain of 19.20%, only if you hold your Securities to maturity.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility" refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the final level of the underlying asset could be less than the downside threshold (80% of the initial level) and, as a consequence, indicates an increased risk of loss. However, the underlying asset's volatility can change significantly over the term of the Securities and a relatively lower downside threshold may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose up to 80% of your initial investment.
♦	Payment at maturity based on averaging over the valuation period — Because your payment at maturity is based on the final level, which is the arithmetic average of the closing level of the underlying asset on each trading day during the valuation period, your return on the Securities may be lower than the percentage decline in the level of the underlying asset from the trade date to the final valuation date, and could be negative even if the underlying asset remained flat or appreciated over the term of the Securities.
♦	Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying asset and indirectly linked to the performance of the underlying equity constituents and will depend on whether, and the extent to which, the final level is equal to, greater than or less than the downside threshold. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying asset or the underlying equity constituents and their issuers (the “underlying equity issuers”), such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.
♦	Fair value considerations.
o	The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level of the underlying asset, the volatility of the underlying asset, any expected dividends on the underlying equity constituents, as applicable, prevailing interest rates, the term of the
4

Securities, the composition of the underlying asset and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset and the underlying equity constituents; the volatility of the underlying asset and the underlying equity constituents; any dividends paid on the underlying equity constituents, the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value
5

considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.
♦	Owning the Securities is not the same as owning the underlying equity constituents or the same as taking a short position directly in the underlying asset or the underlying equity constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity constituents. For instance, you will not benefit from any underlying performance factor that, after subtracting the adjustment factor of 0.80 and then multiplying by the upside gearing of 3.84, exceeds the maximum gain of 19.20%. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying equity constituents may have.
Further, even if the final level is less than the initial level and equal to or greater than the downside threshold of 80%, the return on the Securities will not reflect the return you would realize if you actually took a short position directly in the underlying equity constituents. For example, to maintain a short position in an underlying equity constituent, you would have to pay dividend payments (if any) to the entity that lends you the underlying equity constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.
♦	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level will be equal to or greater than the downside threshold of 80% of the initial level. The final level will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying asset in general and the underlying equity constituents in particular, and the risk of losing up to 80% of your initial investment.
♦	There are small-capitalization stock risks associated with the Russell 2000® Index — The Securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying asset may be more volatile than an index in which a greater percentage of the underlying equity constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
♦	The underlying asset reflects price return, not total return — The return on your Securities is based on the performance of the underlying asset, which reflects the changes in the market prices of the underlying equity constituents. The Securities are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on your Securities will not include such a total return feature or dividend component.
♦	Changes affecting the underlying asset could have an adverse effect on the value of the Securities — The policies of the index sponsor of the underlying asset as specified under “Information About the Underlying Asset” (the "index sponsor"), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying asset. The policies of the index sponsor with respect to the calculation of the underlying asset could also adversely affect the level of the underlying asset. The index sponsor may discontinue or suspend calculation or dissemination of the underlying asset. Any such actions could have an adverse effect on the value of the Securities.
♦	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying asset. The index sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value and the amount payable at maturity of the securities.
♦	Potential UBS impact on an underlying asset or any underlying equity constituent — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying equity constituent, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying equity constituent may adversely affect their price(s) or level(s) on any trading day during the valuation period and, therefore, the market value of the Securities and the payment at maturity.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with any issuer of an underlying equity constituent (an “ underlying equity issuer”), which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the terms of the Securities on March 2, 2018 and the final level on the final valuation date, if a market disruption event affecting the underlying asset occurs and is continuing on that day. As UBS determines the economic terms of the Securities, including the upside gearing, maximum gain, maximum payment at maturity, buffer and downside threshold, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that
6

investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What are the Tax Consequences of the Securities” herein and “Supplemental U.S. Tax Considerations” in the GEARS Strategies product supplement.
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Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the pricing supplement.

The examples below illustrate the payment upon a call or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of reference):

Term:	Approximately 39 months
Buffer:	20%
Maximum Gain:	19.20%
Adjustment Factor:	0.80
Upside Gearing:	3.84
Initial Level:	1,500
Downside Threshold:	1,200 (80% of the Initial Level)
Range of Underlying Return:	-100% to 50%

Example 1: The Final Level is 1,230, a decrease of 18% from the Initial Level of 1,500 and greater than the downside threshold of 1,200.

Because the final level is equal to or greater than the downside threshold of 80% of the initial level, the payment at maturity per Security will be calculated as follows:

$10 x (1 + the lesser of (a) [(Underlying Performance Factor – Adjustment Factor) x Upside Gearing] and (b) Maximum Gain)

= $10 × (1 + the lesser of (a) [(0.82 – 0.80) x 3.84] and (b) 19.20%)

= $10 x (1 + 0.768)

= $10.77 per Security (a 7.70% total return).

Example 2: The Final Level is 1,290, a decrease of 14% from the Initial Level of 1,500 and greater than the downside threshold of 1,200.

Because the product of (i) the underlying performance factor minus the adjustment factor and (ii) upside gearing is greater than the maximum gain, the payment at maturity will limited to the maximum payment at maturity, calculated as follows:

$10 x (1 + the lesser of (a) [(Underlying Performance Factor – Adjustment Factor) x Upside Gearing] and (b) Maximum Gain)

$10 × (1 + the lesser of (a) [(0.86 – .80) x 3.84] and (b) 19.20%)
= $10 x 1.192

= $11.92 per Security (a 19.20% total return).

Example 3: The Final Level is 600, a decrease of 60% from the Initial Level of 1,500 and less than the downside threshold of 1,200.

Because the final level is less than the downside threshold of 80% of the initial level, the payment at maturity per Security will be less than the principal amount, calculated as follows:

$10 × (Underlying Performance Factor + Buffer).
= $10 × (0.40 + 20%)

= $10 × 0.60
= $6.00 per Security (a 40.00% loss).

In this scenario, you will suffer a percentage loss on your initial investment in an amount that is equal to the percentage that the final level is less than the initial level in excess of the buffer of 20%.

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Underlying Asset		Payment and Return at Maturity
Final Level	Underlying Asset Change (as a % of initial level)	Payment at Maturity	Security Total Return at Maturity
2,100	40.00%	$11.92	19.20%
1,950	30.00%	$11.92	19.20%
1,800	20.00%	$11.92	19.20%
1,650	10.00%	$11.92	19.20%
1,575	5.00%	$11.92	19.20%
1,500	0.00%	$11.92	19.20%
1,425	-5.00%	$11.92	19.20%
1,350	-10.00%	$11.92	19.20%
1,275	-15.00%	$11.92	19.20%
1,260	-16.00%	$11.54	15.40%
1,245	-17.00%	$11.15	11.50%
1,230	-18.00%	$10.77	7.70%
1,215	-19.00%	$10.38	3.80%
1,200	-20.00%	$10.00	0.00%
1,125	-25.00%	$9.50	-5.00%
900	-40.00%	$8.00	-20.00%
750	-50.00%	$7.00	-30.00%
600	-60.00%	$6.00	-40.00%
300	-80.00%	$4.00	-60.00%
150	-90.00%	$3.00	-70.00%
0	-100.00%	$2.00	-80.00%
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Information About the Underlying Asset

All disclosures contained in this document regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

Included on the following pages is a brief description of the underlying asset. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for the underlying asset. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying asset as an indication of future performance.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“the RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” of the RTY).

The Frank Russell Company has no obligation to continue to publish the RTY, and may discontinue publication of the RTY at any time.

The RTY is published by the Frank Russell Company. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Asset Publishers – Russell 2000® Index,” the RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The RTY value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the RTY.

Historical Information

The following table sets forth the quarterly closing high and quarterly closing low closing levels for the RTY, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the RTY on March 2, 2018 was 1,533.172. Past performance of the RTY is not indicative of the future performance of the RTY.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2014	3/31/2014	1,208.651	1,093.594	1,173.038
4/1/2014	6/30/2014	1,192.964	1,095.986	1,192.964
7/1/2014	9/30/2014	1,208.150	1,101.676	1,101.676
10/1/2014	12/31/2014	1,219.109	1,049.303	1,204.696
1/1/2015	3/31/2015	1,266.373	1,154.709	1,252.772
4/1/2015	6/30/2015	1,295.799	1,215.417	1,253.947
7/1/2015	9/30/2015	1,273.328	1,083.907	1,100.688
10/1/2015	12/31/2015	1,204.159	1,097.552	1,135.889
1/1/2016	3/31/2016	1,114.028	953.715	1,114.028
4/1/2016	6/30/2016	1,188.954	1,089.646	1,151.923
7/1/2016	9/30/2016	1,263.438	1,139.453	1,251.646
10/1/2016	12/30/2016	1,388.073	1,156.885	1,357.130
1/1/2017	3/31/2017	1,413.635	1,345.598	1,385.920
4/1/2017	6/30/2017	1,425.985	1,345.244	1,415.359
7/1/2017	9/30/2017	1,490.861	1,356.905	1,490.861
10/1/2017	12/31/2017	1,548.926	1,464.095	1,535.511
1/1/2018	3/2/2018*	1,610.706	1,463.793	1,533.172
*	The above table only includes data through this date. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for this calendar quarter.
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The graph below illustrates the performance of the RTY from January 1, 2008 through March 2, 2018, based on information from Bloomberg. The dotted line represents the downside threshold of 1,226.538, which is equal to 80% of the initial level. Past performance of the RTY is not indicative of the future performance of the RTY.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” of the GEARS Strategies product supplement and discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, judicial or administrative ruling to the contrary, to characterize your Securities as pre-paid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” in the GEARS Strategies product supplement.

The IRS, for example, might assert that the Securities should be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying asset. There may also be a risk that the IRS could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer, at least in part, short exposure to the underlying asset.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations..

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code.  If any such entity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. You should consult your tax advisor regarding the potential treatment of any such entity as a USRPHC and the Securities as USRPI.

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Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities.  The withholding tax can apply even if the instrument does not provide for payments that reference dividends.  Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid  on all other specified equity-linked instruments issued after 2018.

Based on our determination that the Securities are not “delta-one” with respect to any underlying asset or any U.S. underlying equity constituent, our counsel is of the opinion that the Securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset, the underlying equity constituents or your Securities, and following such occurrence your Securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents.  It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset, the underlying equity constituents or the Securities.  If you enter, or have entered, into other transactions in respect of the underlying asset, the underlying equity constituents or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (and/or the relevant affiliate) and to annually report certain information about such account.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (and/or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a non-U.S. entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bills would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

13

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 4 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” herein.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

14

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the GEARS Strategies product supplement, the index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Investment Description	i
Features	i
Key Dates	i
Security Offering	i
Additional Information about UBS and the Securities	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Key Risks	4
Hypothetical Examples and Return Table of the Securities at Maturity	9
Information About the Underlying Asset	11
What are the Tax Consequences of the Securities?	16
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	18

Product Supplement

Product Supplement Summary	PS-1
Payment at Maturity for the Securities	PS-1
Hypothetical Examples of How the Securities Perform	PS-18
Risk Factors	PS-23
General Terms of the Securities	PS-38
Payment at Maturity for the Securities	PS-38
Market Disruption Events	PS-47
Antidilution Adjustments for Securities Linked to an Underlying Equity	PS-50
Reorganization Events for Securities Linked to an Underlying Equity	PS-53
Use of Proceeds and Hedging	PS-59
Supplemental U.S. Tax Considerations	PS-60
Certain ERISA Considerations	PS-66
Supplemental Plan of Distribution (Conflict of Interest)	PS-67

Index Supplement
Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index
Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its
Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in
Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•

UBS AG Capped Buffer GEARS due on or about June 1, 2021

Preliminary Pricing Supplement dated March 5, 2018

(To Product Supplement dated November 4, 2016

Index Supplement dated April 29, 2016

and Prospectus dated April 29, 2016)

UBS Investment Bank

UBS Financial Services Inc.